Kenexa Expects 3Q11 Financial Results to Be at or above High-End of Previously Issued Guidance

Management presenting at Analyst Day today

WAYNE, Pa. – October 11, 2011 – Kenexa® (Nasdaq: KNXA), a global provider of business solutions for human resources, today updated its guidance for the third quarter 2011, ended September 30, 2011.

For the third quarter, the Company expects non-GAAP revenue to be at or above the high-end of its previously-issued guidance range of $72.0 million to $74.0 million. Non-GAAP operating income is also expected to be at or above the high-end of the previously-issued guidance range of $7.1 million to $7.5 million, leading to non-GAAP net income per diluted share that is at or above the high-end of the previously issued range of $0.19 to $0.20. Kenexa’s non-GAAP results exclude stock-based compensation expense, amortization of acquired intangibles, acquisition-related fees, the purchase accounting reduction for Salary.com’s revenue, and accretion associated with a variable interest entity.

Rudy Karsan, Chief Executive Officer of Kenexa, said, “While macro economic data points remain volatile, Kenexa executed at a high level, won important new customer relationships and drove solid revenue growth during the third quarter. We saw continued momentum across our suite of technology, content and services offerings, and believe that Kenexa continues to gain market share as a result of our differentiated, end-to-end value proposition.” Karsan added, “We are currently hosting a record number of attendees at our annual customer conference, which is further evidence of the growing awareness of Kenexa and our momentum with customers.”

As previously announced, Kenexa’s executive management team will be presenting today at its Analyst Day, being held in conjunction with its annual World Conference, live from the Walt Disney Resort in Florida. Presentations will begin at approximately 8:45 a.m. Eastern Time and are expected to conclude at 11:00 a.m. Eastern Time. The Analyst Day will be webcast live and available by visiting the Investor Relations section of the Company’s Web site at: www.kenexa.com. The webcast will also be archived on the Company’s Web site for a limited time.

Forward-Looking Statements

This press release includes certain “forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" or words of similar meaning. These statements may contain, among other things, guidance as to future revenue and earnings, operations, expected benefits from acquisitions, prospects of the business generally, intellectual property and the development of products. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption "Risk Factors" in Kenexa’s most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission and as revised or supplemented by Kenexa’s quarterly reports on Form 10-Q. The updated guidance presented in this press release is based on financial information which is preliminary and unaudited. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors, Kenexa’s ability to implement business and acquisition strategies or to complete or integrate acquisitions. Kenexa does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. Kenexa believes that non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Kenexa’s financial condition and results of operations. The Company’s management uses these non-GAAP results to compare the Company’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budget and planning purposes. These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to the Company’s Board of Directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in the Company’s industry, many of which present similar non-GAAP financial measures to investors.

Management of the Company does not consider such non-GAAP measures in isolation or as an alternative to such measures determined in accordance with GAAP. The principal limitation of such non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which charges are excluded from the non-GAAP financial measures.

In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. Kenexa urges investors and potential investors in the Company’s securities to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures which it includes in press releases announcing earnings information, and not to rely on any single financial measure to evaluate the Company’s business.

We have not provided a reconciliation of forward-looking non-GAAP financial measures to the directly comparable GAAP measures because, due primarily to variability and difficulty in making accurate forecasts and projections, not all of the information necessary for a quantitative reconciliation is available to us without unreasonable efforts.

About Kenexa

Kenexa (NASDAQ:KNXA - News) helps drive HR and business outcomes through its unique combination of technology, content and services. Enabling organizations to optimize their workforces since 1987, Kenexa’s integrated talent acquisition and talent management solutions have touched the lives of more than 110 million people. Additional information about Kenexa and its global products and services can be accessed at www.kenexa.com. Follow Kenexa on Twitter: @kenexa.

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Contacts:

MEDIA CONTACT:
Kenexa
Amanda Prichard, 402-419-5839
amanda.prichard@kenexa.com

or

INVESTOR CONTACT:
ICR
Kori Doherty, 617-956-6730
kdoherty@icrinc.com